Exhibit 10.1

Execution Version

OPTION AGREEMENT

BY AND AMONG

NEW SOURCE ENERGY PARTNERS L.P.

(“HOLDER”)

AND

KRISTIAN B. KOS

DIKRAN TOURIAN

SIGNATURE INVESTMENTS, LLC

TORUS ENERGY SERVICES, LLC

(“TORUS PARTIES”)

November 12, 2013

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS AND INTERPRETATIONS
1.1	Definitions	2
1.2	Interpretations	2

ARTICLE II
THE OPTION

2.1	The Option	2
2.2	Option Exercise; Termination	2
2.3	Consideration for MidCentral Services Interest	3
2.4	Total Consideration Determination	3

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF TORUS

3.1	Organization and Qualification	4
3.2	Absence of Conflicts; Consents	4
3.3	Authority; Enforceability	5

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

4.1	Organization; Qualification	5
4.2	Authority; Enforceability	5
4.3	Non-Contravention	6

ARTICLE V
ADDITIONAL AGREEMENTS

5.1	Activities of MidCentral Services	6

ARTICLE VI
GOVERNING LAW AND CONSENT TO JURISDICTION

6.1	Governing Law	7
6.2	Submission to Jurisdiction	7
6.3	Waiver Of Jury Trial	7

ARTICLE VII
GENERAL PROVISIONS

7.1	Amendment	8
7.2	Waiver; Remedies Cumulative	8
7.3	Notices	8
7.4	Assignment	9
7.5	Third Party Beneficiaries	9
7.6	Entire Agreement	9
7.7	Severability	9

i

7.8	Disclaimer	9
7.9	Representation by Counsel	9
7.10	Counterparts	10

ii

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”), dated as of November 12, 2013 (the “Execution Date”), is made and entered into by and among New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership” or “Holder”), and Kristian B. Kos, an individual residing in Oklahoma City, Oklahoma (“Mr. Kos”), Dikran Tourian, an individual residing in Edmond, Oklahoma (“Mr. Tourian”), Signature Investments, LLC, an Oklahoma limited liability company (“Signature”, and collectively with Mr. Kos and Mr. Tourian, the “Torus Owners”), and Torus Energy Services, LLC, an Oklahoma limited liability company (“Torus” and, collectively with the Torus Owners, the “Torus Parties” and each individually a “Torus Party”).

Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.”

R E C I T A L S

WHEREAS, reference is hereby made to that certain Contribution Agreement, dated as of November 12, 2013, by and among the Partnership and Mr. Kos, Mr. Tourian, Danny R. Pickelsimer, an individual residing in Yukon, Oklahoma, Antranik Armoudian, an individual residing in Tulsa, Oklahoma, Deylau, LLC, a Delaware limited liability company, Signature and MCE, LLC, a Delaware limited liability company (the “MCE Contribution Agreement”);

WHEREAS, Mr. Tourian is the sole member of Signature;

WHEREAS, Signature and Mr. Kos are all of the members of Torus;

WHEREAS, Torus owns all of the outstanding limited liability company membership interests in MidCentral Completion Services, LLC, an Oklahoma limited liability company (“MidCentral Services”);

WHEREAS, subject to the terms and conditions set forth herein, Torus desires to grant the Holder the right to require Torus to cause all of the outstanding limited liability company interests in MidCentral Services (the “MidCentral Services Interest”) to be contributed to the Holder and, assigned, transferred and delivered to MCE, LP, a Delaware limited partnership (“MCE”), in exchange for the consideration set forth herein;

A G R E E M E N T S

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties undertake and agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.

1.2 Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision hereof; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days; and (j) all references to money refer to the lawful currency of the United States. Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE II

THE OPTION

2.1 The Option. Torus hereby grants to the Holder the right and option to cause Torus (and the Torus Owners shall cause Torus) to contribute to the Holder and assign, transfer and deliver to MCE, on the terms and conditions hereinafter set forth, all, but not less than all, of the MidCentral Services Interest (the “Option”). If the Option is exercised in accordance with Section 2.2, Torus shall (and the Torus Owners shall cause Torus to), in accordance with the terms of this Agreement, assign, transfer and deliver the MidCentral Services Interest to MCE. The Holder acknowledges and agrees that it shall have the right to acquire the MidCentral Services Interest exclusively through MCE.

2.2 Option Exercise; Termination.

(a) Subject to Section 2.2(b) below, the Holder shall have the right to exercise the Option any time within 60 days of the occurrence of a Tax Event (the “Exercise Period”). In order to exercise the Option, the Holder must provide written notice (the “Exercise Notice”) of its intent to exercise the Option to Torus during the Exercise Period. At any time prior to the expiration of the Exercise Period the Holder may, by providing written notice to Torus, withdraw its Exercise Notice.

(b) If not properly exercised pursuant to Section 2.2(a), the Option and this Agreement shall automatically terminate on the earlier of (i) the day following the expiration of the Exercise Period and (ii) May 31, 2015, in either such case without any action by any Person.

2.3 Consideration for MidCentral Services Interest. The consideration to be delivered by the Holder to Torus in exchange for the contribution, assignment, transfer and delivery of the MidCentral Services Interest to the Holder shall consist of (a) a number of Common Units issued to Torus (or to the Torus Owners if requested by Torus) equal to the Initial Consideration as set forth in, and paid in accordance with, Section 2.4 below, plus (b) an additional number of Common Units issued to Torus (or to the Torus Owners if requested by Torus) equal to the Earn-out Consideration as set forth in, and paid in accordance with, Section 2.4 below (collectively, the “Total Consideration”).

2.4 Total Consideration Determination.

(a) If the Holder elects to exercise the Option by delivering the Exercise Notice in accordance with Section 2.2(a), then, not later than five (5) Business Days following the date on which the Exercise Notice is provided (the “Exercise Date”), Torus shall deliver to the Holder its calculation of the “Initial Consideration,” determined in good faith, calculated as the amount equal to: 5.0 times the EBITDA attributed to MidCentral Services for the quarter ended March 31, 2014, on an annualized basis, less the Net Debt of MidCentral Services.

(b) Following the Holder’s receipt of Torus’s calculation of the Initial Consideration, the Holder and the Torus Parties shall negotiate in good faith a contribution or similar agreement related to the conveyance of the MidCentral Services Interest (the “MidCentral Services Contribution Agreement”), with terms and provisions substantially similar to those contained in the MCE Contribution Agreement. In addition to the payment of the Initial Consideration, the Contribution Agreement shall provide for a contingent earn-out payment to be made to Torus (or to the Torus Owners if requested by Torus) equal to: 5.0 times the EBITDA attributed to MidCentral Services for the nine months ended March 31, 2015, on an annualized basis, less (i) the Initial Consideration and (ii) any Partnership Investments for the period from the Closing Date through March 31, 2015 (the “Earn-out Consideration”). The MidCentral Services Contribution Agreement shall also include customary provisions regarding consummation of the conveyance of the MidCentral Services Interest.

(c) On the Closing Date, the Holder shall issue to Torus (or to the Torus Owners if requested by Torus, in accordance with such allocation as Torus shall specify) a number of Common Units equal to the Initial Consideration divided by the Volume Weighted Average Price of the Common Units for the twenty (20) Trading Days ending one Trading Day prior to the Closing Date (the “Initial Common Unit Consideration”).

(d) On or before May 1, 2015, the Holder shall issue to Torus (or to the Torus Owners if requested by Torus, in accordance with such allocation as Torus shall specify) a number of Common Units equal to the Earn-out Consideration divided by the Volume Weighted Average Price of the Common Units for the twenty (20) Trading Days ending three Trading Days prior to the date of such payment (the “Earn-out Common Unit Consideration” and, collectively with the Initial Common Unit Consideration, the “Common Unit Consideration”).

(e) Notwithstanding the foregoing, if between the date of this Agreement and the date of payment of any portion of the Common Unit Consideration pursuant to Sections 2.4(c) and 2.4(d) above, the Common Units shall have been changed into a different number of shares or units or a different class or an equity interest in another Person, by reason of any distribution (but excluding any quarterly cash distribution paid by the Holder to its unitholders), subdivision, reclassification, recapitalization, split, combination, exchange of shares or units, merger, consolidation or similar transaction (a “Fundamental Transaction”), the Common Unit Consideration shall be appropriately adjusted in the reasonable discretion of the Holder to reflect such event. Notwithstanding the foregoing, if in a Fundamental Transaction the Common Units are changed into cash, property or securities that are not listed for trading on a U.S. national or regional securities exchange, the Common Unit Consideration shall be deemed to be the Total Consideration and shall be payable entirely in cash.

(f) The Common Units to be issued under this Section 2.4 will, when issued, be validly issued, fully paid and nonassessable and will be issued by the Holder free of any Liens and restrictions on transfer other than restrictions on transfer under the Securities Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TORUS

Each Torus Party hereby severally, and not jointly, represents and warrants to the Holder, as follows:

3.1 Organization and Qualification. MidCentral Services is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business as a foreign entity in each jurisdiction in which the nature of the business conducted by it or the ownership, leasing or operating of its properties makes such qualification necessary, other than any failure to be so qualified in any such foreign jurisdiction as would not have a Torus Material Adverse Effect.

3.2 Absence of Conflicts; Consents.

(a) The execution and delivery by such Torus Party of this Agreement does not, and the consummation of the transactions contemplated hereby and the compliance by such Torus Party with any of the provisions hereof does not and will not, (i) constitute a default (or an event that, with notice or lapse of time or both, would give rise to a default) under, give rise to any right of termination, cancellation, amendment or acceleration of, require payments under, or create in any party additional or greater rights or benefits under, or result in the creation of a Lien on any of the properties or assets of such Torus Party, with respect to any Contract or other obligation to which such Torus Party is party or by which such Torus Party or any of its assets or properties is bound or subject, except for such defaults, rights of termination, cancellation, amendment or acceleration, or Liens that would not reasonably be expected to have a material adverse effect on the ability of such Torus Party to perform its obligations under this Agreement or (ii) conflict with or violate in any material respect any Law applicable to or binding on such Torus Party or by which any of such Torus Party’s assets or properties is bound or subject.

(b) The execution and delivery by the Torus Parties of this Agreement does not, and consummation of the transactions contemplated hereby and the compliance by such Torus Party with any of the provisions hereof does not and will not, require such Torus Party to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Authority or third Person.

3.3 Authority; Enforceability.

(a) Such Torus Party has the legal capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by such Torus Party, and, assuming the due authorization, execution and delivery hereof by each party hereto other than such Torus Party that is a party hereto, this Agreement constitutes the legal, valid and binding obligation of such Torus Party, enforceable against such Torus Party in accordance with its respective terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies (whether enforcement is sought in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby represents and warrants to the Torus Parties as follows:

4.1 Organization; Qualification. The Holder is a legal entity duly organized, validly existing and in good standing under the Laws of the state of Delaware, has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business as a foreign entity in each jurisdiction in which the nature of the business conducted by it or the ownership, leasing or operating of its properties makes such qualification necessary, other than any failure to be so qualified in any such foreign jurisdiction as would not result in a Holder Material Adverse Effect.

4.2 Authority; Enforceability.

(a) The Holder has all requisite power, capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no other proceedings on the part of the Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by the Holder, and, assuming the due authorization, execution and delivery hereof by each party hereto other than the Holder, this Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as enforcement of this Agreement may be limited by Creditors’ Rights.

4.3 Non-Contravention.

(a) The execution and delivery by the Holder of this Agreement does not, and the consummation of the transactions contemplated hereby and the compliance by the Holder with any of the provisions hereof does not and will not (i) conflict with or violate the Organizational Documents of the Holder, (ii) constitute a default (or an event that, with notice or lapse of time or both, would give rise to a default) under, give rise to any right of termination, cancellation, amendment or acceleration of, require payments under, or create in any party additional or greater rights or benefits under, or result in the creation of a Lien on any of the properties or assets of the Holder, with respect to any Contract or other obligation to which the Holder is a party or by which the Holder or any of its assets or properties is bound or subject, except for any such defaults, rights of termination, cancellation, amendment, or acceleration, payments, rights or Liens that would not reasonably be expected to have an adverse effect on the ability of the Holder to perform its obligations under this Agreement or (iii) conflict with or violate in any material respect any Law applicable to or binding on the Holder or by which the Holder’s assets or properties are bound or subject, except for any such violations that would not reasonably be expected to have an adverse effect on the ability of the Holder to perform its obligations under this Agreement.

(b) None of (i) the execution and delivery by the Holder of this Agreement, (ii) the consummation of the transactions contemplated by this Agreement or (iii) compliance by the Holder with the provisions of this Agreement will require the Holder to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Authority or third Person.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Activities of MidCentral Services. Except with the prior written consent of the Holder, for the period from the date hereof through the earlier of the Closing Date and May 31, 2015, Torus shall not:

(a) permit MidCentral Services to merge or consolidate with or into any other Person;

(b) permit MidCentral Services to sell, exchange or otherwise dispose of all, or substantially all, of MidCentral Services’ assets in one transaction or a series of related transactions, unless in either case the purchaser thereof expressly agrees in writing to assume all of the Torus Parties’ obligations under Article II; or

(c) sell, exchange or otherwise dispose of all, or substantially all, of the MidCentral Services Interest other than to an Affiliate of the Holder, unless in either case the purchaser thereof expressly agrees in writing to assume all of the Torus Parties’ obligations under Article II.

ARTICLE VI

GOVERNING LAW AND CONSENT TO JURISDICTION

6.1 Governing Law. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

6.2 Submission to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF OKLAHOMA SITTING IN THE CITY OF OKLAHOMA CITY, OKLAHOMA AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA SITTING IN THE CITY OF OKLAHOMA CITY, OKLAHOMA, AND THE APPROPRIATE APPEALS COURTS THEREFROM. SUBJECT TO THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE, BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AND (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY NOTICE TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 7.3, IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING CONTAINED IN THIS SECTION 6.2 SHALL PREVENT ANY PARTY FROM SEEKING INJUNCTIVE RELIEF FOR ANY BREACH OF THIS AGREEMENT IN ANY OTHER COURT THAT HAS JURISDICTION OVER THE MATTER THAT IS REASONABLY NECESSARY TO OBTAIN SUCH RELIEF.

6.3 Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6.3.

ARTICLE VII

GENERAL PROVISIONS

7.1 Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by all of the Parties.

7.2 Waiver; Remedies Cumulative. No waiver or consent by any Party to or of any breach by any other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of a Party to complain of any breach by any other Party, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run. Any such waiver or consent shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

7.3 Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows:

(a) If to the Holder, to:

New Source Energy Partners L.P.

914 N. Broadway Avenue, Suite 230

Oklahoma City, Oklahoma 73101

Phone: (405) 272-3028

Fax: (405) 272-3034

Attention: Richard D. Finley

with copies to:

New Source Energy GP, LLC

c/o New Source Energy Partners L.P.

914 N. Broadway Avenue, Suite 230

Oklahoma City, Oklahoma 73101

Phone: (405) 272-3028

Fax: (405) 272-3034

Attention: Richard D. Finley

(b) If to any Torus Party, to such Torus Party at the address set forth under such Torus Party’s name on Schedule 2.4.

7.4 Assignment. This Agreement shall not be transferred or assigned by the Holder without the consent of Mr. Tourian and Mr. Kos or by any of the Torus Parties without the consent of the Holder, except that the Holder may transfer or assign in whole or from time to time in part, to one or more of its respective Affiliates, its rights or obligations under this Agreement, but no such transfer or assignment will relieve the Holder of its obligations under this Agreement.

7.5 Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their successors and assigns permitted under this Agreement, and no provision of this Agreement shall be deemed to confer upon any other Person any remedy, Claim, liability, reimbursement, cause of action or other right except as expressly provided herein.

7.6 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, expressions of interest and undertakings, both written and oral, among the Parties or between any of them, with respect to the subject matter hereof.

7.7 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

7.8 Disclaimer. The representations and warranties set forth in Article III constitute the sole and exclusive representations and warranties of the Torus Parties under this Agreement. The representations and warranties set forth in Article IV constitute the sole and exclusive representations and warranties of the Holder under this Agreement. Notwithstanding anything to the contrary, except for such representations and warranties (in each case as modified by the disclosure schedules hereto) no Party or any other Person makes any other representation or warranty, express or implied, at law or in equity under this Agreement and each Party disclaims any other representations or warranties, whether made by such Party or any of its Affiliates or counsel, accountants, advisors or other representatives, and each Party disclaims all liability and responsibility for any such representation or warranty, or for any projections, forecasts, estimates or budgets heretofore communicated, delivered to, made available or furnished to (orally or in writing) any other Party or its Affiliates or counsel, accountants, advisors or other representatives. Each Party hereby acknowledges and agrees to the foregoing disclaimer.

7.9 Representation by Counsel. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

7.10 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a Party shall be equally as effective as delivery of a manually executed counterpart by such Party.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written.

HOLDER:

New Source Energy Partners L.P.

By:	New Source Energy GP, LLC,
its general partner

By:	/s/ Richard Finley
Name:	Richard Finley
Title:	Chief Financial Officer

SIGNATURE PAGE 1 of 2 TO

OPTION AGREEMENT

TORUS PARTIES:

/s/ Kristian B. Kos
KRISTIAN B. KOS

/s/ Dikran Tourian
DIKRAN TOURIAN

SIGNATURE INVESTMENTS, LLC

By:	/s/ Dikran Tourian
Name:	Dikran Tourian
Title:	Manager

TORUS ENERGY SERVICES, LLC

By:	/s/ Dikran Tourian
Name:	Dikran Tourian
Title:	Manager

SIGNATURE PAGE 2 of 2 TO

OPTION AGREEMENT

EXHIBIT A

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under Common control with, a specified Person.

“Agreement” is defined in the preamble to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or obligated to be closed by applicable Laws.

“Closing Date” means the date of closing pursuant to the MidCentral Services Contribution Agreement.

“Code” is defined as the Internal Revenue Code of 1986, as amended.

“Contract” means any written agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument or other legally binding arrangement.

“Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of Voting Interests, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.

“Creditors’ Rights” is defined in Section 3.3(b).

“Earn-out Common Unit Consideration” is defined in Section 2.4(d).

“Earn-out Consideration” is defined in Section 2.4(b).

“EBITDA” is defined as earnings before interest expense, income taxes and depreciation, depletion and amortization.

“Execution Date” is defined in the preamble to this Agreement.

“Exercise Date” is defined in Section 2.4(a).

“Exercise Notice” is defined in Section 2.2(a).

“Exercise Period” is defined in Section 2.2(a)

“Fundamental Transaction” is defined in Section 2.4(e).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.

Exhibit A - 1

“Holder” is defined in the preamble to this Agreement.

“Holder Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate with all other changes, effects, events or occurrences, is or would reasonably be expected to become materially adverse to the financial condition, results of operations, business, properties or assets of the Holder and its Subsidiaries, taken as a whole; provided that in determining whether any such change, effect, event or occurrence has occurred, changes, effects, events or occurrences relating to, resulting from or arising out of (a) the announcement of the transactions contemplated by this Agreement, (b) general economic or industry conditions (including any change in the prices of electricity, oil, natural gas, natural gas liquids or other hydrocarbon products) but only to the extent such change or changes has not had, and could not reasonably be expected to have, a disproportionate effect on the Holder and its Subsidiaries, taken as a whole, (c) national or international political or social conditions, including the engagement of the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or (d) any actions by the Holder required or permitted pursuant to this Agreement or the taking or not taking of any actions at the request of, or the consent of, Torus, shall be excluded from such determination

“Initial Common Unit Consideration” is defined in Section 2.4(c).

“Initial Consideration” is defined in Section 2.4(a).

“Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority.

“Lien” means, with respect to any property or asset, (a) any mortgage, pledge, security interest, lien or other similar property interest or encumbrance in respect of such property or asset, and (b) any easements, rights-of-way, restrictions, restrictive covenants, rights, leases and other encumbrances on title to real or personal property (whether or not of record).

“MCE” is defined in the recitals to this Agreement.

“MCE Contribution Agreement” is defined in the recitals to this Agreement.

“MidCentral Services” is defined in the recitals to this Agreement.

“MidCentral Services Interest” is defined in the recitals to this Agreement.

“Mr. Kos” is defined in the preamble to this Agreement.

“Mr. Tourian” is defined in the preamble to this Agreement.

Exhibit A - 2

“Net Debt” means all of the borrowings under MidCentral Services’ working capital facilities and any equipment loans outstanding, less MidCentral Services’ net working capital on the Exercise Date.

“NYSE” means the New York Stock Exchange.

“Option” is defined in Section 2.1.

“Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.

“Partnership Investments” means, any amount (a) contributed by the Holder to MidCentral Services or (b) paid by the Holder, on behalf of or with respect to MidCentral Services, including but not limited to any liabilities of MidCentral Services or its Subsidiaries paid by the Holder on behalf of MidCentral Services or its Subsidiaries (excluding the Initial Consideration), which for these purposes shall be deemed contributed to MidCentral Services.

“Party” and “Parties” are defined in the preamble of this Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

“Proceeding” means any civil, criminal or administrative actions, suits, investigations or other proceedings.

“Qualifying Income Exception” means that a publicly-traded limited liability company or partnership may be treated as a partnership, instead of a corporation, for federal income tax purposes pursuant to Section 7704 of the Code. Qualifying income includes (1) income and gains derived from the exploration, development, mining or production, processing, refining, transportation, and marketing of any mineral or natural resource (such as the exploration and production of oil and natural gas), (2) interest (other than from a financial business), (3) dividends, (4) gains from the sale of real property and (5) gains from the sale or other disposition of capital assets held for the production of qualifying income.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Signature” is defined in the preamble to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which a majority of the Voting Interests are at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Exhibit A - 3

“Tax Event” means the receipt of a favorable Private Letter Ruling from the United States Internal Revenue Service finding that the gross income generated by MidCentral Services falls within the Qualifying Income Exception of the Code, provided that, such favorability shall be determined in the sole discretion of the Holder.

“Torus” is defined in the preamble to this Agreement.

“Torus Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate with all other changes, effects, events or occurrences, is or would reasonably be expected to become materially adverse to the financial condition, results of operations, business, properties or assets of MidCentral Services; provided that in determining whether a Material Adverse Effect has occurred, changes, effects, events or occurrences relating to, resulting from or arising out of (a) the announcement of the transactions contemplated by this Agreement, (b) general economic or industry conditions (including any change in the prices of electricity, oil, natural gas, natural gas liquids or other hydrocarbon products) but only to the extent such change or changes has not had, and could not reasonably be expected to have, a disproportionate effect MidCentral Services, (c) national or international political or social conditions, including the engagement of the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or (d) any actions by any of the Torus Parties or MidCentral Services required or permitted pursuant to this Agreement or the taking or not taking of any actions at the request of, or the consent of, the Holder, shall be excluded from such determination.

“Torus Owner” is defined in the preamble to this Agreement.

“Torus Party” is defined in the preamble to this Agreement.

“Total Consideration” is defined in Section 2.3.

“Trading Day” means any day on which Common Units are traded on the NYSE (or the principal securities exchange on which Common Units are then traded).

“Volume Weighted Average Price” with respect to the Common Units on any Trading Day means the per unit volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg Page NSLP<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day or, if such Volume Weighted Average Price is unavailable or such page or its equivalent is unavailable, the volume weighted average price of each trade in the Common Units during such Trading Day between 9:30 a.m. and 4:00 p.m., New York City time, on the NYSE or, if the Volume Weighted Average Price is unavailable from the above-referenced sources, as calculated by a nationally recognized independent investment banking firm retained for this purpose by Acquirer, such calculation to be made in a manner consistent with the manner in which “Volume Weighted Average Price” would have been determined by Bloomberg.

Exhibit A - 4

“Voting Interests” of any Person as of any date means the equity interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

Exhibit A - 5